                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of Wire One Technologies, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2000, except for Note 3 which is as of May 18, 2000, relating to the consolidated financial statements of View Tech, Inc. as of December 31, 1999 and for the year then ended, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Los Angeles, California
September 12, 2000